UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2002

THE GILLETTE COMPANY

(Exact name of registrant as specified in its charter)
DELAWARE

(State or other jurisdiction of incorporation)

1-922

(Commission File Number)

04-1366970

(IRS Employer Identification No.)

PRUDENTIAL TOWER BUILDING, BOSTON, MA 02199

(Address of principal executive offices)               (Zip Code)

Registrant´s telephone number, including area code: (617) 421-7000

Item 5. Other Events.

On October 25, 2002, The Gillette Company announced that Warren E. Buffett would end 14 years of service as a member of its Board of Directors at the Gillette Annual Meeting in May 2003. Berkshire Hathaway intends to retain its holdings of Gillette stock.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release issued by The Gillette Company on October 25, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                THE GILLETTE COMPANY

                By: /s/ William J. Mostyn III,
                     Willliam J. Mostyn III
                     Secretary

October 29, 2002

EXHIBIT INDEX
Exhibit Number                        Description
99.1                                  Press Release issued by The Gillette Company on October 25, 2002.